Exhibit 10.10

Amendment 003 to the License Agreement Between K2 Biolabs and Fibrobiologics

This Amendment (the “Amendment”) to the License Agreement dated 10/07/2021 (the “Original Agreement”), K2 Biolabs, LLC., a Delaware limited liability company, as Licensor (the “Licensor”), and FibroBiologics, Inc., a Texas LLC, as Licensee (the “Licensee”), and is effective on October 1st, 2022 (the “Effective Date”).

WHEREAS, the parties desire to enter into an agreement to amend the Original Agreement to increase the amount of the Premises designated as Dedicated Space, the License Fee, and the security deposit as described in the Original Agreement.

WHEREAS, unless otherwise specified herein, the parties desire for the Original Agreement to continue in full force and effect under the same terms and conditions as outlined therein.

NOW, THEREFORE in consideration of the mutual covenants, conditions and terms contained herein and for the good and valuable consideration, the parties agree as follows:

The parties agree to modify the Original Agreement as follows:

I.

The License Fee as described in Article 2.1 of the Original Agreement will increase from “ 7 400” to “$15,050”. The security deposit shall remain equal to two (2) monthly payments of the License Fee as specified in Article 2.5 of the Original Agreement. Therefore, the security deposit will increase from “$14,800” to “$30,100,” and the Licensee agrees to pay to the Licensor the difference between the amended and the original security deposit amount upon execution of this Amendment.

2.	The Dedicated Space shall be increased from “Office(s): l = $2,000/month; Cube(s): 2 = $2,100; Lab Bench(es): 2 = $3,300/month” as described in Exhibit A of the Original Agreement to “Office(s): 1 = $2,000/month; Cube(s): 2 = $2,100/month; Lab Bench(es): 2 = $3,300/month; Privacy Lab(s): 1 = $7,650/month”

All other provisions of the Original Agreement remain unchanged and in full force and effect (including the Original Agreement’s Effective Date and the License Term).

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the Effective Date.

FibroBiologics, LLC		K2 BIOLABS, LLC

By:	/s/ Pete O’Heeron	By:	/s/ Kieron Jones
Name:	Pete O’Heeron	Name:	Kieron Jones
Title:	President & CEO	Title:	President & CEO

Exhibit A

FLOW 2
COMMON
CELL
CULTURE
ELECTROPHORESIS
ANALYTICAL
FLOW 1
HISTOLOGY
SOLUTION
PREP.
DOCK A

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